UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 2, 2008

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective July 2, 2008, The Cheesecake Factory Incorporated (the “Company”) amended the trust agreement under The Cheesecake Factory Incorporated Executive Savings Plan (the “Plan”) to revise the definition of Potential Change of Control (PCOC) and the definition of Change in Control (CIC).  The amendment was approved by the Company’s Board of Directors on May 22, 2008, subject to obtaining the consent of at least two-thirds of the participants in the Plan. The requisite consent of two-thirds of the participants in the Plan was obtained on July 2, 2008.

The trust agreement under the Plan (“Trust Agreement”) is a written agreement between the Company and Wells Fargo Bank, N.A., entered into by the Company in 1999.  Contributions to the Plan and earnings on those contributions are held by the trust created under the Trust Agreement separate and apart from the Company’s other funds.  Prior to amendment, the Trust Agreement defined a PCOC as occurring if, among other things, any person or entity became the beneficial owner of 5% or more of the Company’s then outstanding shares of stock.  Under this definition, a PCOC of the Company had occurred.  While the Trust Agreement generally permits the Company and the trustee to enter into amendments, this ability is limited under certain circumstances.  One such limitation is that, upon the occurrence of a PCOC, no amendment to the Trust Agreement made by the Company and the trustee is effective without the written consent of two-thirds of the participants in the Plan.  If no COC occurs within one year of such a PCOC, then the Company is again permitted, subject to the limitations of the Trust Agreement, to enter into amendments of the Trust Agreement without the consent of two-thirds of the Plan participants.

The Company elected to amend the definition of a PCOC in the Trust Agreement to increase the minimum threshold of beneficial ownership necessary to constitute a PCOC from 5% to 15%.  The amendment also added additional exceptions to the definition of a PCOC.  Now, a PCOC will not occur if 1) a person who or which, together with all affiliates and associates of that person, becomes the beneficial owner of 15% or more of the then outstanding common shares of the Company does so by acquisition directly from the Company; 2) the person who or which, together with all affiliates and associates of that person, becomes the beneficial owner of 15% or more of the outstanding common shares of the Company does so as a result of the acquisition of common shares by the Company that increases the proportional number of shares beneficially owned by a person by reducing the number of Common Shares outstanding (provided, a PCOC will be deemed to have occurred if that person or an affiliate or associate of that person after that share acquisition by the Company and while that person, together with all affiliates and associates of that person, is the beneficial owner of 15% or more of the outstanding shares of Company’s common stock becomes the beneficial owner of any additional common shares of the Company); or 3) the Company determines in good faith that a person, together with all affiliates and associates of that person, became the beneficial owner inadvertently of 15% or more of the outstanding common shares of the Company, and that person divests as promptly as practicable a sufficient number of common shares so that such person would no longer be the beneficial owner of 15% or more of the outstanding common shares of the Company. .  The amendment also eliminates the provision in the former definition of a PCOC that included as a PCOC an announcement by any person of an intention to take any actions that might reasonably result in a PCOC.  In addition, the amendment revises the definition of a CIC under the Trust Agreement.  Although the minimum threshold of beneficial ownership necessary to constitute a CIC was not changed from 25% of the outstanding shares of the Company, the amendment adds exceptions that conform to those described above with respect to a PCOC.  .

The foregoing does not constitute a complete summary of the terms of the amendment and reference is made to the complete form of the Amendment which is attached as Exhibit 99.1 to this report and is incorporated by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1

First Amendment to the Trust Agreement under The Cheesecake Factory Incorporated Executive Savings Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2008	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	First Amendment to the Trust Agreement under The Cheesecake Factory Incorporated Executive Savings Plan